Exhibit 5.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

July 21, 2016

Great Ajax Corp.

9400 SW Beaverton-Hillsdale Hwy, Suite 131

Beaverton, Oregon 97005

Re:           Great Ajax Corp. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Great Ajax Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the issuance by the Company of an aggregate of 996,227 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s 2014 Director Equity Plan and 2016 Equity Incentive Plan (together, the “Plans”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We also have examined the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued and delivered by the Company upon receipt of the consideration provided in, and otherwise in accordance with, the Plans and the resolutions of the Company’s board of directors authorizing the adoption of the Plans and the registration of the Common Stock, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Maryland General Corporation Law as in effect on the date hereof, and we express no opinion with respect to any other laws, statutes, rules or regulations. This opinion is based upon currently existing laws, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP